Exhibit 99.1

Veeva Announces Fourth Quarter and Fiscal Year 2016 Results

Fiscal Year 2016 Total Revenues of $409.2M, up 31% Year-over-year; Q4 Total Revenues of $114.3M, up 31% Year-over-year

Fiscal Year 2016 Subscription Services Revenues of $316.3M, up 36% Year-over-year; Q4 Subscription Services Revenues of $90.4M, up 36% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--March 1, 2016--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal fourth quarter and full year ended January 31, 2016.

“It was another excellent year for Veeva, and I’m especially pleased to close fiscal 2016 with an outstanding quarter fueled by great demand across our expanding solution set,” said CEO Peter Gassner. “As Veeva enters its 10th year, we believe we are well positioned for strong multi-year growth. Through our customer success focus and the strategic nature of our industry cloud, we are poised to exceed half a billion in revenue this year.”

Fiscal 2016 Fourth Quarter Results:

  Revenues: Total revenues for the fourth quarter were $114.3 million, up from $87.0 million one year ago, an increase of 31% year-over-year. Subscription services revenues for the fourth quarter were $90.4 million, up from $66.5 million one year ago, an increase of 36% year-over-year.
  Operating income and non-GAAP operating income(1): Fourth quarter operating income was $15.2 million, compared to $20.7 million one year ago, a decrease of 26% year-over-year. Non-GAAP operating income for the fourth quarter was $25.2 million, compared to $25.3 million one year ago.
  Net income and non-GAAP net income(1): Fourth quarter net income was $17.6 million, compared to $13.3 million one year ago, an increase of 32% year-over-year. Non-GAAP net income for the fourth quarter was $21.9 million, compared to $16.8 million one year ago, an increase of 31% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the fourth quarter, fully diluted net income per share was $0.12, compared to $0.09 one year ago, while non-GAAP fully diluted net income per share was $0.15, compared to $0.12 one year ago.

Fiscal Year 2016 Results:

  Revenues: Total revenues for the fiscal year ended January 31, 2016 were $409.2 million, up from $313.2 million one year ago, an increase of 31% year-over-year. Subscription services revenues were $316.3 million, up from $233.1 million one year ago, an increase of 36% year-over-year.
  Operating income and non-GAAP operating income(1): Fiscal year 2016 operating income was $78.6 million, compared to $70.0 million one year ago, an increase of 12% year-over-year. Non-GAAP operating income for fiscal year 2016 was $108.6 million, compared to $86.3 million one year ago, an increase of 26% year-over-year.
  Net income and non-GAAP net income(1): Fiscal year 2016 net income was $54.5 million, compared to $40.4 million one year ago, an increase of 35% year-over-year. Non-GAAP net income for fiscal year 2016 was $74.5 million, compared to $53.2 million one year ago, an increase of 40% year-over-year.
  Net income per share and non-GAAP net income per share(1): For fiscal year 2016, fully diluted net income per share was $0.38, compared to $0.28 one year ago, while non-GAAP fully diluted net income per share was $0.51, compared to $0.37 one year ago.

“The fourth quarter was our best bookings quarter to date, marked by record Vault sales and exceptional CRM performance,” said CFO Tim Cabral. “Even in a very strong CRM bookings quarter, for the first time ever, non-CRM bookings exceeded CRM bookings.”

Fiscal Year 2016 and Recent Highlights:

  Strong Customer Growth Across All Product Lines(2) – Veeva ended its fiscal year with 400 total customers, up from 276 last year. This included 212 Veeva CRM customers, 219 Veeva Vault customers, 35 Veeva Network customers, and 70 Veeva OpenData customers.
  Momentum in Commercial Cloud – In the fourth quarter, a top 10 pharma standardized on Veeva Commercial Cloud globally. As of year-end, 32 companies, including 12 of the top 50 are now leveraging Veeva for improved customer data, commercial content, and customer engagement.
  Vault Expansion Continues – Exiting the fourth quarter, Vault achieved an annualized total revenue run rate(3) of $100 million, and total Vault revenue grew by more than 100% in fiscal year 2016.
  Customer Success Drives High Revenue Retention(4) – Veeva continued to achieve notably high subscription services revenue retention rates of 125% for the fiscal year 2016.

Financial Outlook:

Veeva is providing guidance for its fiscal first quarter ending April 30, 2016 as follows:

  Total revenues between $114.5 and $116.0 million.
  Non-GAAP operating income between $25.5 and $26.0 million.
  Non-GAAP fully diluted net income per share of $0.11.

Veeva is providing guidance for its fiscal year ending January 31, 2017 as follows:

  Total revenues between $508.0 and $513.0 million.
  Non-GAAP operating income between $122.5 and $127.5 million.
  Non-GAAP fully diluted net income per share between $0.54 and $0.56.

Conference Call Information:

What:	Veeva’s Fiscal 2016 Fourth Quarter and Full Year Results Conference Call

When:	Tuesday, March 1, 2016

Time:	1:30 p.m. PT (4:30 p.m. ET)

Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 1667 5746

Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

(2) The customer counts by product line exceed the total customer count because some customers subscribe to multiple product lines. Total customer count also includes 40 unique Zinc Ahead customers.

(3) We calculate our annualized revenue run-rate for a product or customer as of the end of a given quarter by totaling two values: (i) the daily subscription revenue for the product or customer recognized on the last day of the fiscal quarter, multiplied by 365, and (ii) the associated professional services revenue for the quarter, multiplied by four.

(4) We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by multiplying the daily subscription revenue recognized on the last day of the fiscal year by 365. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has 400 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) our limited operating history, which makes it difficult to predict future results; (ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (iv) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (v) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vi) our ability to integrate the Zinc Ahead business, retain Zinc Ahead customers and achieve the expected results from our acquisition of Zinc Ahead; (vii) loss of one or more key customers; (viii) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ix) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (x) the development of the market for enterprise cloud services, particularly in the life sciences industry; (xi) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xii) our ability to manage our growth effectively; and (xiii) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended October 31, 2015. This is available on the company’s website at http://www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	January 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$132,179	$129,253
Short-term investments	214,024	268,620
Accounts receivable, net	144,798	92,661
Deferred income taxes	—	4,815
Prepaid expenses and other current assets	10,223	6,488
Total current assets	501,224	501,837
Property and equipment, net	47,469	28,203
Capitalized internal-use software, net	979	1,240
Goodwill	95,544	4,850
Intangible assets, net	47,500	4,904
Deferred income taxes, noncurrent	9,359	—
Other long-term assets	3,724	3,856
Total assets	$705,799	$544,890

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,600	$3,886
Accrued compensation and benefits	12,451	6,497
Accrued expenses and other liabilities	11,059	8,939
Income tax payable	750	3,241
Deferred revenue	157,419	112,960
Total current liabilities	186,279	135,523
Deferred income taxes, noncurrent	10,622	170
Other long-term liabilities	3,649	2,364
Total liabilities	200,550	138,057
Stockholders’ equity:
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	361,691	317,881
Accumulated other comprehensive income	172	26
Retained earnings	143,385	88,925
Total stockholders’ equity	505,249	406,833
Total liabilities and stockholders’ equity	$705,799	$544,890

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	For the three months ended January 31,		For the fiscal year ended January 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$90,404	$66,535	$316,314	$233,063
Professional services and other	23,866	20,477	92,907	80,159
Total revenues	114,270	87,012	409,221	313,222
Cost of revenues(5):
Cost of subscription services	20,215	15,210	71,180	55,005
Cost of professional services and other	19,529	15,946	71,034	60,653
Total cost of revenues	39,744	31,156	142,214	115,658
Gross profit	74,526	55,856	267,007	197,564
Operating expenses(5):
Research and development	20,097	11,742	65,976	41,156
Sales and marketing	27,086	15,328	80,984	56,203
General and administrative	12,132	8,103	41,458	30,239
Total operating expenses	59,315	35,173	188,418	127,598
Operating income	15,211	20,683	78,589	69,966
Other income (expense), net	(400)	(1,660)	28	(2,780)
Income before income taxes	14,811	19,023	78,617	67,186
Provision for (benefit from) income taxes	(2,779)	5,697	24,157	26,803
Net income	$17,590	$13,326	$54,460	$40,383

Net income attributable to common stockholders, basic and diluted:	$17,580	$13,288	$54,413	$40,138

Net income per share attributable to common stockholders:
Basic	$0.13	$0.10	$0.41	$0.31
Diluted	$0.12	$0.09	$0.38	$0.28

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	133,097	130,345	132,020	127,713
Diluted	145,192	144,737	144,977	144,204
Other comprehensive income (loss):
Net change in unrealized losses on available-for-sale investments	$(68)	$47	$(181)	$76
Net change in cumulative foreign currency translation gain (loss)	215	3	327	(69)
Comprehensive income	$17,737	$13,376	$54,606	$40,390

__________
(5) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$167	$92	$563	$273
Cost of professional services and other	1,101	561	3,858	2,272
Research and development	2,202	1,141	7,249	3,844
Sales and marketing	2,054	931	6,861	3,221
General and administrative	1,633	1,359	5,727	4,715
Total stock-based compensation	$7,157	$4,084	$24,258	$14,325

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	For the three months ended January 31,		Fiscal Year Ended January 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net income	$17,590	$13,326	$54,460	$40,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,615	986	8,464	3,929
Amortization of premiums on short-term investments	598	832	2,804	2,176
Stock-based compensation	7,157	4,084	24,258	14,325
Deferred income taxes	(5,598)	(4,192)	(5,906)	(4,268)
Bad debt expense	(2)	186	201	227
Changes in operating assets and liabilities:
Accounts receivable	(69,495)	(47,606)	(46,653)	(34,455)
Income taxes	(5,953)	5,515	(3,352)	3,326
Other current and long-term assets	(605)	(1,008)	134	(4,652)
Accounts payable	(1,368)	1,234	(494)	1,290
Accrued expenses and other current liabilities	1,405	(3,545)	5,042	(754)
Deferred revenue	54,772	28,292	39,357	45,580
Other long-term liabilities	1,284	476	1,793	467
Net cash provided by operating activities	3,400	(1,420)	80,108	67,574
Cash flows from investing activities
Purchases of short-term investments	(51,247)	(68,227)	(313,357)	(401,955)
Maturities and sales of short-term investments	67,431	59,553	364,968	156,860
Purchases of property and equipment	(2,105)	(459)	(21,153)	(26,531)
Acquisitions, net of cash acquired	—	—	(126,183)	—
Purchases of intangible assets	—	—	(568)	—
Capitalized internal-use software development costs	(237)	(112)	(431)	(413)
Changes in restricted cash and deposits	38	12	41	21
Net cash used in investing activities	13,880	(9,233)	(96,683)	(272,018)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	—	10	—
Proceeds from exercise of common stock options	1,783	1,499	5,921	5,813
Net proceeds from offerings	—	(323)	—	34,172
Proceeds from Employee Stock Purchase Plan	—	—	—	5,951
Restricted stock units acquired to settle employee tax withholding liability	—	(15)	(6)	(15)
Excess tax benefits from employee stock plans	4,559	6,610	13,527	25,341
Net cash provided by financing activities	6,342	7,771	19,452	71,262
Effect of exchange rate changes on cash and cash equivalents	(37)	—	49	(72)
Net change in cash and cash equivalents	23,585	(2,882)	2,926	(133,254)
Cash and cash equivalents at beginning of period	108,594	132,135	129,253	262,507
Cash and cash equivalents at end of period	$132,179	$129,253	$132,179	$129,253

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information primarily includes non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP fully diluted net income per share. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes these measures are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, deferred compensation associated with the Zinc Ahead acquisition, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Deferred compensation associated with the Zinc Ahead acquisition. The Zinc Ahead share purchase agreement called for $10.0 million in share purchase consideration to be deferred and paid to certain former Zinc Ahead employees at a rate of one-third of the deferred consideration amount per year only in the event such former Zinc Ahead employees remain employed by Veeva on each deferred consideration payment date. Pursuant to GAAP, these payments are being accounted for as deferred compensation and the expense is recognized over the requisite service period. Veeva believes excluding these deferred compensation expenses from our non-GAAP measures may allow investors to make more meaningful comparisons between our recurring business operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles, capitalized internal-use software, and deferred compensation associated with the Zinc Ahead acquisition for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first quarter and full year of its fiscal year ending January 31, 2017 because of the difficulty of estimating certain items that are excluded from non-GAAP operating income and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses, amortization of acquisition-related intangibles, and deferred compensation associated with the Zinc Ahead acquisition, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	For the three months ended January 31,		For the fiscal year ended January 31,
	2016	2015	2016	2015
Cost of subscription services revenues on a GAAP basis	$20,215	$15,210	$71,180	$55,005
Stock-based compensation expense	(167)	(92)	(563)	(273)
Amortization of purchased intangibles	(1,081)	(370)	(2,778)	(1,478)
Amortization of internal-use software	(168)	(186)	(755)	(818)
Cost of subscription services revenues on a non-GAAP basis	$18,799	$14,562	$67,084	$52,436

Gross margin on subscription services revenues on a GAAP basis	77.6%	77.1%	77.5%	76.4%
Stock-based compensation expense	0.2	0.1	0.2	0.1
Amortization of purchased intangibles	1.2	0.6	0.9	0.6
Amortization of internal-use software	0.2	0.3	0.2	0.4
Gross margin on subscription services revenues on a non-GAAP basis	79.2%	78.1%	78.8%	77.5%

Cost of professional services and other revenues on a GAAP basis	$19,529	$15,946	$71,034	$60,653
Stock-based compensation expense	(1,101)	(561)	(3,858)	(2,272)
Deferred compensation	(9)	—	(12)	—
Cost of professional services and other revenues on a non-GAAP basis	$18,419	$15,385	$67,164	$58,381

Gross margin on professional services and other revenues on a GAAP basis	18.2%	22.1%	23.5%	24.3%
Stock-based compensation expense	4.6	2.8	4.2	2.9
Deferred compensation	0.0	—	0.0	—
Gross margin on professional services and other revenues on a non-GAAP basis	22.8%	24.9%	27.7%	27.2%

Gross profit on a GAAP basis	$74,526	$55,856	$267,007	$197,564
Stock-based compensation expense	1,268	653	4,421	2,545
Amortization of purchased intangibles	1,081	370	2,778	1,478
Amortization of internal-use software	168	186	755	818
Deferred compensation	9	—	12	—
Gross profit on a non-GAAP basis	$77,052	$57,065	$274,973	$202,405

Gross margin on total revenues on a GAAP basis	65.2%	64.2%	65.2%	63.1%
Stock-based compensation expense	1.1	0.8	1.1	0.8
Amortization of purchased intangibles	1.0	0.4	0.7	0.5
Amortization of internal-use software	0.1	0.2	0.2	0.2
Deferred compensation	0.0	—	0.0	—
Gross margin on total revenues on a non-GAAP basis	67.4%	65.6%	67.2%	64.6%

Research and development expense on a GAAP basis	$20,097	$11,742	$65,976	$41,156
Stock-based compensation expense	(2,202)	(1,141)	(7,249)	(3,844)
Capitalization of internal-use software	237	113	431	413
Deferred compensation	(108)	—	(146)	—
Research and development expense on a non-GAAP basis	$18,024	$10,714	$59,012	$37,725

Sales and marketing expense on a GAAP basis	$27,086	$15,328	$80,984	$56,203
Stock-based compensation expense	(2,054)	(931)	(6,861)	(3,221)
Amortization of purchased intangibles	(985)	(43)	(1,530)	(172)
Deferred compensation	(18)	—	(24)	—
Sales and marketing expense on a non-GAAP basis	$24,029	$14,354	$72,569	$52,810

General and administrative expense on a GAAP basis	$12,132	$8,103	$41,458	$30,239
Stock-based compensation expense	(1,633)	(1,359)	(5,727)	(4,715)
Deferred compensation	(698)	—	(938)	—
General and administrative expense on a non-GAAP basis	$9,801	$6,744	$34,793	$25,524

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	For the three months ended January 31,		For the fiscal year ended January 31,
	2016	2015	2016	2015
Operating expense on a GAAP basis	$59,315	$35,173	$188,418	$127,598
Stock-based compensation expense	(5,889)	(3,431)	(19,837)	(11,780)
Amortization of purchased intangibles	(985)	(43)	(1,530)	(172)
Capitalization of internal-use software	237	113	431	413
Deferred compensation	(824)	—	(1,108)	—
Operating expense on a non-GAAP basis	$51,854	$31,812	$166,374	$116,059

Operating income on a GAAP basis	$15,211	$20,683	$78,589	$69,966
Stock-based compensation expense	7,157	4,084	24,258	14,325
Amortization of purchased intangibles	2,066	413	4,308	1,650
Capitalization of internal-use software	(237)	(113)	(431)	(413)
Amortization of internal-use software	168	186	755	818
Deferred compensation	833	—	1,120	—
Operating income on a non-GAAP basis	$25,198	$25,253	$108,599	$86,346

Operating margin on a GAAP basis	13.3%	23.8%	19.2%	22.3%
Stock-based compensation expense	6.3	4.7	5.9	4.6
Amortization of purchased intangibles	1.8	0.4	1.0	0.5
Capitalization of internal-use software	(0.2)	(0.1)	(0.1)	(0.1)
Amortization of internal-use software	0.2	0.2	0.2	0.3
Deferred compensation	0.7	—	0.3	—
Operating margin on a non-GAAP basis	22.1%	29.0%	26.5%	27.6%

Net income on a GAAP basis	$17,590	$13,326	$54,460	$40,383
Stock-based compensation expense	7,157	4,084	24,258	14,325
Amortization of purchased intangibles	2,066	413	4,308	1,650
Capitalization of internal-use software	(237)	(113)	(431)	(413)
Amortization of internal-use software	168	186	755	818
Deferred compensation	833	—	1,120	—
Income tax effect on non-GAAP adjustments	(5,641)	(1,123)	(10,017)	(3,573)
Net income on a non-GAAP basis	$21,936	$16,773	$74,453	$53,190

Net income allocated to participating securities on a GAAP basis	$(10)	$(38)	$(47)	$(245)
Net income allocated to participating securities from non-GAAP adjustments	(2)	(10)	(18)	(77)
Net income allocated to participating securities on a non-GAAP basis	(12)	(48)	(65)	(322)
Net income attributable to common stockholders on a non-GAAP basis	$21,924	$16,725	$74,388	$52,868

Diluted net income per share on a GAAP basis	$0.12	$0.09	$0.38	$0.28
Stock-based compensation expense	0.05	0.04	0.16	0.10
Amortization of purchased intangibles	0.01	—	0.03	0.01
Capitalization of internal-use software	—	—	—	—
Amortization of internal-use software	—	—	—	0.01
Deferred compensation	0.01	—	0.01	—
Income tax effect on non-GAAP adjustments	(0.04)	(0.01)	(0.07)	(0.03)
Diluted net income per share on a non-GAAP basis	$0.15	$0.12	$0.51	$0.37

CONTACT:
Veeva Systems Inc.
Investor Relations Contact:
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact:
Amy Farrell, 617-366-7149
pr@veeva.com